Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-150452) on Form S-8 of Lightning Gaming, Inc. and Subsidiaries of our report dated March 31, 2010 relating to our audit of the consolidated financial statements, included in and incorporated by reference in the Annual Report on Form 10-K of Lightning Gaming, Inc. for the year ended December 31, 2009.

/s/ McGladrey & Pullen, LLP

Blue Bell, Pennsylvania

September 2, 2010